                                                       SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or (g) of the Securities and Exchange Act of 1934

MEDITECNIC, INC.

(Exact Name of registrant as specified  in its charter)

Nevada                                                                                                                                                                                     87-0430532

(State or other jurisdiction of                                                                                                                                 (IRS Employer Identi-

 incorporation or organization)                                                                                                                                            fication No.)

14 Quai du Seujet, Geneva, Switzerland                                                                                                                                      CH-1201

 (Address of principal executive offices)                                                                                                                                  (Zip Code)

Registrant's telephone number: (949) 489-2400

Copy to:

Jehu Hand,Esq.

Hand& Hand, a professional corporation

24 Calle de la Luna

San Clemente, California 92673

(949) 489-2400

Facsimile (949) 489-0034

Securities to be registered pursuant to Section 12(b)of the Exchange Act: None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  Common Stock, par value $.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a small reporting company. See definition of “large accelerated filer”, “accelerated filer” and “small reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ]   Accelerated filer [ ] Non-accelerated filer [ ] Small reporting company [ X ]

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this Registration Statement on Form 10 including in the sections entitled "Business," "Risk Factors,"  and "Management's Discussion and Analysis of Financial Condition," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "should," or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties, and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this report except as required by law.

        The risk factors discussed in "Risk Factors" and other risks identified in the Registration Statement could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.

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PART I

Item 1.  DESCRIPTION OF BUSINESS

Background

Meditecnic, Inc., a Nevada corporation (the “Company”), is the successor by merger on April 18, 1998 with Viking Broadcasting, a Utah corporation incorporated on May 4, 1984 as Carrigan Gold Corporation.  Viking was formed originally to sell and deal in minerals and oil and gas properties.  This venture and an investment in broadcasting properties were unsuccessful.

The primary activity of the company is the development and commercialization of medical devices based on cavitation.  The principal applications are in dentistry, sterilization equipment and unblocking of catheters and cannulas.  There are also additional potential applications in the field of ophthalmology.

The Company has acquired the technology related to its applications from Meditecnic, S.A.  (“Meditecnic”), which also performed research and development for the Company. The Company acquired Meditecnic on September 12, 2001 for cash and loan forgiveness.  The executive offices of the Company are located at 14 Quai du Seujet, Geneva, Switzerland CH 1201.  Its U.S. telephone number is (949) 489-2400.

Dental Application

Meditecnic has developed a non-invasive canal obturation procedure using endodontic methods.  The operation can be completed in one or two sessions, each lasting a matter of minutes, instead of the conventional methods which required numerous interventions.  The novel approach developed by Meditecnic SA, our wholly-owned subsidiary, consists of the following steps:

1.         The pulp chamber is opened using a special fraise.

2.         A hermetically sealed probe in put into position.

3.         Cavitation is induced in an aqueous solution of sodium hypochlorite.

The muscles and nerves inside the root as well as their diverticula are ablated within minutes – this is completely impossible using conventional modalities.

4.         The root and pulp chamber is dried out.

5.         A two-component resin or gutta-percha is used for filling.

6.         Canal obturation.

The cavitation inducer uses single-use, disposable probes in all procedures.  This obturation procedure has been tested in nearly five hundred patients, and many dissertations and scientific papers have been published on it.  For reference, the potential market is 400,000 dentists who perform something like 70 million root canal filling procedures every year.

The dental process was licensed to the Sybron Company (the worldwide leader in the sector); however, the Company has since repurchased this license.

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Catheters and Cannulas

It is well known that permanently installed catheters often become blocked and need to be preplaced.  A cavitation inducer applied at the end of a catheter (or drain, etc.) can be successfully used to ablate obstructions like blood clots and fatty bodies without any contamination of the blood stream with the solution inside the machine.  This is because the system works at negative pressure and therefore, automatically regulates itself, cutting off as soon as it encounters and physiological circulatory systems like the blood or the urine.  Thus, catheters can be successfully unblocked, a result which is impossible with conventional modalities.  The materials are for single use and are supplied in disposable form. This patented system is under development.

Cleaning and Sterilization of Endoscopes

Meditecnic SA also has a large experience in fluid mechanics research which has led ot its developing a new, innovative low-temperature 30 (degree) C sterilization process.  This process too is based on cavitation technology.  Thorough understanding of the phenomenon has led to the ability to successfully apply it to the cleaning and sterilization of endoscopes during operations.  Endoscopy is without doubt the future of surgery and, at this point in time, there is no other cold-sterilization process which gives such reliable results (only about 40% of all current endoscopes are suitable for autoclaving).  All the above facts were confirmed at the Medica 2000 Exhibit held in Dusseldorf, Germany, at which Meditecnic, Inc. presented the new Steriloc machine.

The machine runs two different cycles – one for cleaning followed by a second for sterilization.  Both cycles are microprocessor-controlled and completely automatic.

The machine is directly connected to the main water supply and all the water used is subjected to three successive treatments: filtration through a 5 pm polypropylene cartridge filter; softening on a cationic matrix; and sterilization by exposure to UV-C radiation.  Disinfectant is then added to the water for the cleaning cycle and peracetic acid for the sterilization cycle.  During both cycles, the solutions are maintained at a temperature of 30 (degree) C.

The solution is sucked into the chamber containing the endoscope and, once the chamber is full, alternating cycles of positive and negative pressure are applied – for ten minutes in the case of cleaning, and fifteen minutes for sterilization.  Pressure variations have the effect of generating strong currents in the solution which was away any residues and bacteria stuck to the endoscope.  Throughout the cycle, the solutions are kept in a tank inside the machine and, at the end of a cycle, the endoscope is rinsed for two minus and the contents of the tank drained via the evacuation system.

This cycle involves removing all foreign residues from both the exterior and interior surfaces of the endoscope.  In order to achieve this, the machine generates pulsed flow of the disinfectant solution by alternating generating positive and negative pressure thereby creating controlled cavitation.

The efficacy of the cleaning operation is enhanced by the fact that the cavitation phenomenon drives the solution through all the internal channels of the endoscope, even the smallest.  Moreover, this physical principal is particularly effective when it comes to clearing blocked channels – this potential is the subject of ongoing research.

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This cycle eliminates microorganisms left on any of the endoscope’s surfaces (its efficacy with respect to prions is currently being investigated).  Again, to achieve this, the machine generates controlled cavitation.  The sterilizing effect of cavitation is due to the implosion of the bubbles of steam which kill any microorganisms in their vicinity.

These steam bubbles are produced when the fluid is under negative pressure, and they implode – at which point they release energy – when the pressure becomes positive.  Therefore, the development and implosion of the bubbles follows the alternating cycle of positive and negative pressure.

The efficacy of the sterilization process is enhanced by using a solution containing peracetic acid.

In order to check that the cleaning and sterilization cycles are running normally, the machine is fitted with sensors at key points.  At the end of the cleaning cycle, a pressure sensor checks that each of the endoscope’s internal channels are completely clear.  If necessary, the cleaning cycle is repeated until the device is perfectly clean.  At the beginning and end of each cycle, a flow sensor checks the sealing of each of the endoscope’s internal channels.  At the beginning and each of each cycle, a micro-switch checks that the air filter is correctly in place.  All air entering the machine is filtered through this 1 pm filter to insure that the endoscope is not contaminated during drying.

At the beginning and each of each cycle, two level detectors check that the tanks contain sufficient quantities of disinfectant and peracetic acid solution.

The developed device originally was known under the brand name “STERILOC”.  The new brand name is “Meditecnic Switzerland ST 03.”

Tests were successfully conducted by Ecobion SA in Geneva, a company that has been duly accredited by the Swiss Accreditation Service (STS 184) and the validation was granted by Germande in France.

We have been granted the ISO 9001-2000 / EN 46001 certification with the authorization to affix the CE mark on the device.

Meanwhile the device has been developed to meet the highest standards and techniques available up to today.

Competition

The medical and dental marketplace is currently extremely competitive.  The Company’s product will compete with similar cavitation-based designs, traditional dental methods, dental lasers and kinetic devices.  A number of the Company's competitors have substantially greater financial resources and engineering, development, manufacturing and marketing capabilities.

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Government Regulation

The Company's products will be subject to significant government regulation in the United States and other countries.  To clinically test, manufacture and market products for human diagnostic and therapeutic use, the Company must comply with mandatory regulations and safety standards established by the FDA and comparable state and foreign regulatory agencies.  Typically, products must meet regulatory standards as safe and effective for their intended use prior to being marketed for human applications.  The clearance process is expensive and time consuming, and no assurance can be given that any agency will grant clearance for the sale of the Company's products for routine clinical applications, or that the length of time the process will require will not be extensive.

There are two principal methods by which FDA regulated devices may be marketed in the United States. One method is under Section 510(k) of the Food, Drug and Cosmetics Act where applicants must demonstrate that the device for which clearance is sought is substantially equivalent to a device marketed in interstate commerce prior to May 28, 1976. The FDA's stated intention is to review 510(k)s as quickly as possible, generally within 90 days; however, the complexity of a submission or a requirement for additional information will typically extend the review period beyond 90 days. Domestic marketing of the product must be deferred until written clearance is received from the FDA. In some instances, an Investigational Device Exemption ("IDE") is required for clinical trials for a 510(k) notification.

The FDA typically requires clinical testing to determine safety and efficacy of the Company's laser systems for hard tissue applications. To conduct human clinical testing, typically the FDA must approve an Investigational Device Exemption ("IDE").

The FDA also imposes various requirements on manufacturers and sellers of products it regulates under its jurisdiction, such as labeling, manufacturing practices, record keeping and reporting. The FDA also may require post-marketing practices, record keeping and reporting requirements. There can be no assurance that the appropriate approvals from the FDA will be granted, that the process to obtain such approvals will not be expensive or lengthy, or that the Company will have sufficient funds to pursue such approvals. The failure to receive requisite approvals for the Company's products or processes, when and if developed, or significant delays in obtaining such approvals, would prevent the Company from commercializing its products as anticipated and could have a materially adverse effect on the business of the Company.

Foreign sales of the Device will be subject to the regulatory requirements of the recipient country or, if applicable, the harmonized standards of the European Community. These vary widely among the countries and may include technical approvals, such as electrical safety, as well as the demonstration of clinical efficacy.  The Medical Device Directive is the latest standard of medical device safety and performance which has been adopted by the fourteen member states of the European Community and requires that all medical device products be compliant by June, 1998 to continue marketing within the member states.

The FDA and other governmental agencies, both in the United States and in foreign countries, may adopt additional rules and regulations that may affect the Company's ability to develop and market its products. There can be no assurances that the Company's existing products will meet any future legislative acts or requirements.

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Risk Factors

Investors should carefully consider the following risk factors.

            We have significant capital requirements in connection with developing and marketing our products, and we currently lack such capital.

            Our capital requirements for general and administrative and product development (currently about $500,000 per year) and for marketing our products (at least $1 million) cannot be met with   our current cash resources. We have been dependent on loans from shareholders and others during the past three years for cash, but such sources have not been sufficient to fund marketing. Until we obtain such needed funds we will be unable to market our product or obtain significant sales. We have no agreements or understandings for any source of capital, we do not know what the terms of any future debt or equity financing could be, and any capital infusion could be dilutive to existing shareholders and/or impose onerous conditions on the Company.  There can be no assurance that the Company will be able to implement its business plan in accordance with its internal forecasts, even if the desired funding is achieved, or to a level that meets the expectations of investors. See: Management’s Discussion and Analysis.”

Our product may not be accepted by dentists or other end-users or may not be competitive with existing or future competitive products.

            Our product utilizes a method of cleaning the root canal of the tooth which is novel and distinct from currently accepted methods.  Dentists, as other medical practitioners, can be resistant to new methods of practice or they may be unwilling or unable to invest in such technology until it becomes of general use in dentistry. We likely will not be able to generate significant sales of the dental product until we expend significant funds for marketing and until the product becomes well known and accepted. Our sterilization product to be employed on endoscopes also adopts a novel approach to sterilizing endoscopes, which again may not be readily accepted by hospitals and other medical providers. Such providers already utilize other procedures such as autoclaves, which are familiar to the medical field. Medical providers may accept the efficacy of our sterilizing product, but not see sufficient advantages to purchase one of our devices as long as the equipment they are currently using does not need replacement.  Therefore, any sales growth we may enjoy will likely be gradual.

Our auditors have rendered a going concern emphasis opinion on our financial statements.

            Our auditors have expressed concern as to the uncertainties in our business which raise substantial doubt about our ability to continue as a going concern.  If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

            Our common stock does not trade on any market at this time. The Company’s common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board, a quotation medium for subscribing members, or the Pink Sheets LLC.  The OTC Bulletin Board and the Pink Sheets LLC may not accept the application of any market maker to initiate quotations in our common stock.  Consequently, the liquidity of the Company’s securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company, and lower prices for the Company's securities than might otherwise be attained.

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            In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's written consent prior to purchase.  If our common stock is not listed on NASDAQ or a recognized stock exchange or its trading price is not $5.00 or more these rules may cause many potential purchasers to reconsider their intended purchase of our common stock.  The application of these rules may make it difficult for purchasers of our shares to resell their shares.

            We are under effective control of the holders of preferred stock, who could authorize actions without the input of our common shareholders.

            Two persons hold all of the shares of our Series A preferred stock, which has the right to elect two-thirds of the Board of Directors regardless of the number of common shares outstanding. This right has the effect of discouraging any takeover of the Company which is not supported by management or holders of preferred stock, even though the proposed takeover may be beneficial to common shareholders.

            Certain shareholders and others have loaned us significant funds, and if payment is demanded could cause a liquidation of the Company.

            Shareholders and another person have been funding the Company with loans, due on demand. See “Certain Transactions.” In the event such shareholders required immediate repayment of those loans, it would likely lead to the liquidation of the Company with little if any assets remaining for distribution to shareholders.

Current and future conditions in the global economy and global capital markets, and cyclical industry conditions, may adversely affect our results of operations, financial condition, and cash flows.

        Our business and operating results have been and will continue to be affected by worldwide economic conditions. As a result of slowing global economic growth, the credit market crisis, declining consumer and business confidence, fluctuating commodity prices, and other challenges currently affecting the global economy, our customers may experience deterioration of their businesses, cash flow shortages, and difficulty obtaining financing. As a result, existing or potential customers may delay or cancel plans to purchase our products and may not be able to fulfill their obligations to us in a timely fashion. Further, our vendors may be experiencing similar conditions, which may impact their ability to fulfill their obligations to us. If the global economic slowdown continues for significant periods or deteriorates significantly, our results of operations, financial condition, and cash flows could be materially adversely affected.

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Disruption in credit markets and volatility in equity markets may affect our ability to access sufficient funding.

        The global equity markets have been volatile and credit markets globally have been disrupted, which has reduced the availability of investment capital and credit. If these conditions continue or worsen, we may be unable to access adequate funding to operate and grow our business. Our inability to access adequate funding or to generate sufficient cash from operations may require us to reconsider certain projects and capital expenditures. The extent of any impact will depend on several factors, including our operating cash flows, the duration of tight credit conditions and volatile equity markets, our credit ratings and credit capacity, the cost of financing, and other general economic and business conditions.

Our accounting and other management systems, controls and resources may not be adequately prepared to meet the financial reporting and other requirements to which we are subject.

As an independent publicly-traded company, we are directly subject to reporting and other obligations under the Exchange Act. These reporting and other obligations place significant demands on the management and administrative and operational resources, including accounting resources, of us and our subsidiaries. As a public company, we incur significant legal, accounting, and other expenses. Under the SEC rules and regulations we have significant compliance costs.

In addition, as a public company we are subject to rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, which require us to include in our Annual Report our management's report on, and assessment of, the effectiveness of our internal controls over financial reporting. In addition, our independent registered public accounting firm must, in future annual reports,  attest to and report on the effectiveness of such internal controls. If we fail to properly assess and/or achieve and maintain the adequacy of our internal controls, there is a risk that we will not comply with all of the requirements imposed by Section 404. Moreover, effective internal controls are necessary to help prevent financial fraud. Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could harm our business and could negatively impact the market price of our securities.

To comply with these requirements, we may be required to upgrade systems, including our information technology systems, and to implement additional financial and management controls, reporting systems and procedures. These and any other required upgrades to our financial and management controls, reporting systems, information technology and procedures under the financial reporting requirements and other rules that apply to reporting companies, now and in the future, will require that our management and resources be diverted from our core business to assist in compliance with those requirements. There can be no assurance that the time and resources our management will need to devote to these upgrades, service outages or delays due to the installation of upgrades, or the impact on the reliability of our data from these upgrades will not have a material adverse effect on our business, financial condition or results of operations.

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Item 1A. RISK FACTORS.

No response is required pursuant to this Item because the issuer is a “smaller reporting company.”

Item 2.                        FINANCIAL INFORMATION

Nine Months ended September 30, 2008 and 2007

            The Company had no sales in the three and nine months ended September 30, 2008 and in the three and nine months ended September 30, 2007. Our net loss was $124,852 and $ 449,169 in the three and nine months ended September 30, 2008, compared to $77,570 and $303,753 for the three and nine months ended September 30, 2007. The increase in net loss is primarily the result of increased legal and auditing costs related to our becoming current in our filings.

            In the last quarter of 2008, the Company received EU certification for its Steriloc machine, which cleans and sterilizes endoscopes. The certification standards have been upgraded several times over the last few years, and the Company has continually updated the certification. Steriloc is the only machine thus certified in the European Union for cleaning and sterilizing of endoscopes. The Company believes it will begin to have limited sales in the European Union in either the last quarter of 2008 or in the beginning of 2009. In addition, we are in discussions for distribution of the Steriloc machine in countries outside of the European Union, subject to certification in those countries. However, there can be no assurance as to when we will commence to have a significant level of sales.

            The Company invests cash in marketable securities. A portion of the Company’s assets are valued in currencies other than the US dollar, primarily Swiss francs. We recognize gains and losses on the currency exchange rate changes from time to time.

            The Company has been funded by shareholder loans and loans from Sonnig, a related party.  In the nine months ended September 30, 2008 shareholders and the other related party loaned $415,947 to the Company, and the total loans as of September 30, 2008 are $3,530,091. Because of the Company’s lack of cash, it has been unable to engage in significant marketing of its products and the Company has no sales. Following the Company's completion of its efforts to become current on its filings under the Securities Exchange Act of 1934 in December 2007, the Company obtained a committment from an investor to purchase $3 million of common stock at a price of $1.11 per share. These funds are expected to be invested in stages as needed by the Company.  The Company anticipates that will be able to resume marketing and begin to have significant sales again.

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In the European areas in which we operate the economic stress and the dislocation of the financial markets that began in late calendar year 2007 has continued and substantially increased in the recent months. Recently, concerns over inflation, energy costs, the availability and cost of credit, the conditions of the U.S. mortgage market and declining real estate prices in the U.S. have contributed to increased market volatility and diminished expectations about U.S. and the global economies and the financial markets going forward. These factors, combined with the volatility in oil prices, declining business and consumer confidence, and increases in unemployment rates, have precipitated an economic slowdown and fears of a potential recession on a global scale.

Years ended December 31, 2007 and 2006

            The Company had no sales of its products in the years ended December 31, 2007 or 2006. Our net loss in 2007 of $534,858  compares to a net loss of $476,189 in  2006. The decrease in net loss was primarily due to reductions in research, audit fees, payroll and supplies offset by increases in legal fees and miscellaneous general and administrative expenses. We are seeking to cut costs as much as possible due to our cash shortage, until we can obtain more funding.

            The Company invests cash in marketable securities. A portion of the Company’s assets are valued in currencies other than the US dollar, primarily Swiss francs. We recognize gains and losses on the currency exchange rate changes from time to time.

            In March 1998 the Company raised $101,735 in an offering of common stock and options; in 1999 the attached options were exercised at the price of $2.00 per share for gross proceeds of $3,000,000 and net proceeds of $1,980,821 in common stock.

            The Company is in the research and development stage of its products. Until September 12, 2001, research and development was carried out by a non affiliated entity, Meditecnic SA, on a contract basis.  The Company acquired Meditecnic SA for CHF 400.

            The Company is being funded by shareholder loans and loans from Sonnig, an unaffiliated party. Because of the Company’s lack of cash, it is unable to engage in significant marketing of its products and the Company has no sales. Management has not determined whether it can obtain loans or equity infusions from persons other than shareholders or Sonnig, but effective marketing of its products will likely require in excess of $1 million. In fiscal 2007 shareholders loaned $560,614 to the Company and Sonnig was repaid $5,100. These loans and loans from prior years total $3,109,822 as of December 31, 2007. Because of these loans and other liabilities of the Company, it has a negative shareholders’ equity. Until such time as the Company is able to obtain a substantial infusion of cash, whether from additional loans, bank lines of credit or placements of its securities, it will be unable to generate sales and is generally not able to move forward on its business plan. The Company anticipates that once it is able to have its securities listed on a trading market, that it will be able to raise sufficient funds, engage in marketing and begin to have sales again.

In the European areas in which we operate the economic stress and the dislocation of the financial markets that began in late calendar year 2007 has continued and substantially increased in the recent months. Recently, concerns over inflation, energy costs, the availability and cost of credit, the conditions of the U.S. mortgage market and declining real estate prices in the U.S. have contributed to increased market volatility and diminished expectations about U.S. and the global economies and the financial markets going forward. These factors, combined with the volatility in oil prices, declining business and consumer confidence, and increases in unemployment rates, have precipitated an economic slowdown and fears of a potential recession on a global scale.

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Off Balance Sheet Obligations and Contractual Obligations

            We have no obligations required to be reported under this item.

Quantitative and Qualitative Disclosures about Market Risk.

            We do not enter into market risk sensitive instruments which are material. We invest our cash into US dollar and Swiss franc denominated securities but the amounts invested in any prior reporting period are not material.

Inflation

We believe that inflation currently does not have a material effect on our results of operations.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities in the financial statements. Actual results may differ from these estimates. We believe these estimates and assumptions are reasonable. We consider accounting policies to be critical when they require us to make assumptions about matters that are highly uncertain at the time the accounting estimate is made and when different estimates that our management reasonably could have used have a material effect on the presentation of our financial condition, changes in financial condition or results of operations.

Our critical accounting policies include but are not limited to the valuation of inventories and valuation of patents.

When necessary, we adjust the carrying value of inventories to the lower of cost or market, including costs to sell or dispose, and for estimated inventory shrinkage. Inventories are stated at the lower of cost (first in, first out method) or market (net realizable value). Estimates of the future demand for our products, age of the inventory and changes in stock-keeping units are some of the key factors used by our management in assessing the net realizable value of inventories. We capitalize our patents and patent costs as incurred.  The value of our patents must be periodically reviewed for impairment, and amortized once the patents are commercialized.

Forward Looking Statements

Information included in this registration statement  includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this registration statement constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

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Since we have not yet generated significant revenues, we are a development stage company as that term is defined in paragraphs 8 and 9 of SFAS No. 7.   Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues and competitive position.  We do not believe that conventional financing, such as bank loans, is available to us due to these factors.  We have no bank line of credit available to us.  Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to effect our business plan.

Our future operating results are subject to many facilities, including:

o     our success in developing our technology;

o     our ability to obtain customers for our devices;

o     the effects of competition;

o     our ability to obtain additional financing; and

o     other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this annual report and in any other public statement we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update any forward-looking statement to reflect events or circumstances which occur after the date of this report.

ITEM 3. PROPERTIES

            The Company has obtained in March 1998 the use of a limited amount of office space at 14 Quai du Seujet, Geneva, Switzerland, at nominal cost. We also have the use of the address of company counsel for our United States address.  The Company may seek to locate additional office and research space in the near future. The Company pays its own charges for long distance telephone calls and other miscellaneous secretarial, photocopying and similar expenses.

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Item 4.            Security Ownership of Certain Beneficial Owners and Management

            The following table sets forth information relating to the beneficial ownership of Company common stock by those persons beneficially holding more than 5% of the Company capital stock, by the Company's directors and executive officers, and by all of the Company's directors and executive officers as a group as of December 31, 2008.  The address of each officer and director is care of the Company.

                                                                                                                Percentage

                  Name of                                 Number of                             of Outstanding

               Stockholder                          Shares Owned(1)                       Common Stock

Dempsey K. Mork                                               --                                              --

President, Treasurer and Director

Marina Zuliani                                             400,000                                        5.3%

Calle Martinengo 5974/B

30122 Venezia

Italia

Societe Financiere du Seujet Limited           400,000                                        5.3%

ICC House 17

Dame Street

Dublin 2

Ireland

(2)                                                              400,000                                        5.3%

Operadora Financiera de Inversiones y Commercio S.A.

Via Espana y Calle Combia

Panama

Laly Limited Group, Inc.(2)                         600,000                                           8%

McW. Todman & Co.

Barristers & Solicitors

2nd Floor

116 Main Street P.O. Box 3342

Road Town, Tortola

British Virgin Islands

Maurice Tolub                                            400,000                                        5.3%

8, Dugit Street, Cluster 6

Cessarea, Israel

All officers and

directors as a group

(1 person)                                                             --                                              --

(1)        Unless otherwise noted below, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

(2)        Does not include 500 shares of Series A Preferred Stock, which give this holder together with the other holder of 500 shares, the right to elect two-thirds of the Company's board of directors, nor does it include 250,000 shares issuable to each of these persons upon exercise of an option to purchase shares at a price of $2.00 per share.

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ITEM 5.          DIRECTORS AND  EXECUTIVE OFFICERS OF THE REGISTRANT.

Directors and Executive Officers

            The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected.  The officers serve at the pleasure of the Board of Directors.

            Information as to the directors and executive officers of the Company is as follows:

Name                                                            Age                           Position

Dempsey K. Mork                                           67                    President, Treasurer and Director

            Mr. Mork was elected as the sole officer and director in January, 2009, and devotes about 20 hours per week to the Company. He was elected by the holders of the Series A Preferred Stock in connection with the right of such holders to elect two-thirds of the Board of Directors. No nominee of the common stock holders has been selected at this time. Mr. Mork has been the Chief Financial Officer, President and  Director of China Holdings, Inc., engaged in the restoration and maintenance of antique aircraft, since its formation in 1994. He has been an officer and director for more than 5  years of Magellan Capital Corporation, engaged in financial consulting, Animal Cloning Sciences, and Knickerbocker Capital, and was the sole officer and director of Asian Financial until October 2006, Apex Capital Group, Inc., until September 2006, and North Star Ventures until January 2008. Animal Cloning Sciences and Knickbocker are inactive public shell companies, and Apex and Asian Financial were also inactive shell companies.  Mr. Mork has experience in start-up companies, business reorganizations and cross border business trans-actions.

Audit Committee

         We do not have an audit committee.  The entire Board of Directors serve as the audit committee.  Because of the small size of the Company and the risk attendant to a small public company, we are currently unable to attract an audit committee financial expert to our Board of Directors.

Code of Ethics

          We have not adopted a code of ethics which applies to the chief executive officer or principal financial accounting officer, because of our level of operations at this time.

                                                                                           16

Item 6. EXECUTIVE COMPENSATION

            No compensation has been paid or anticipated to be paid by the Company to any executive officers until the receipt of revenues.  Directors currently receive no compensation for their duties as directors. There are no options issued and we have no stock or any other compensation plan for executives or members of the Board of Directors. No executive officer of us served as a member of the compensation committee or the equivalent of another entity during fiscal year 2006, 2007 or 2008.

Item 7.            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

            From time to time shareholders and another person have loaned amounts to the Company, as set forth under Item 7, Management’s Discussion and Analysis.   See Note N to the Financial Statements. These amounts are due on demand and bear no interest.

Director Independence

It is anticipated that the Company’s common stock will not initially be traded on any stock exchange.  The Company expects that eventually our shares may be quoted on the OTC Bulletin Board (the “Bulletin Board”) or in the “Pink Sheets.”  These systems do not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence. Mr. Mork does not qualify as an independent director  under the NASDAQ Marketplace Rules and those standards applicable to companies trading on NASDAQ.

Specifically, in order to qualify as independent, the director must not:

·	have been any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

·

have accepted or have a family member who accepted any compensation from the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service;

·	be a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

·

be, or have a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more:

·

be, or have a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

·

be, or have a family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

                                                                                           16

Item 8.                        LEGAL PROCEEDINGS

            Because we were delinquent in filing our periodic reports, the Enforcement Division of the Commission initiated in September 2008 a proceeding to revoke or suspend the registration of our common stock  This proceeding resulted in the revocation of our registration under Section 12(g). The registrant is required to file this Form 10 with the Commission and obtain clearance of comments thereon before the common stock could be traded on any securities market. Prior to the the revocation of the common stock’s registration, the Company became current with all its filings. The Form 10-Q for the quarter ended September 30, 2008 was timely filed. The Company believes it will continue to file its reports on a timely basis.

            There are no other material legal proceedings at this time.

Item 9.            MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

(a)        Market Information

            The Company’s common stock was listed on the NASD OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol “VKBR” from November 27, 1997.  In 1998 the symbol was changed to MEDT and subsequently to MDTX.  The common stock currently does not trade and did not trade during the three calendar years ended December 31, 2008, 2007 or 2006.

(b)        Holders

            As of December 31, 2008, there were approximately 392 holders of Company common stock.

(c)        Dividends

The Company has not paid any dividends on its common stock.  The Company currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

                                                                                           17

(d)        Company repurchases of common stock during the year ended December 31, 2008.

There were no Company repurchases of common stock during the year ended December 31, 2008.

(e)        Equity Compensation Plans

Meditecnic had no equity compensation plans as of December 31, 2008.

(f)         Sales of Unregistered Securities during the year ended December 31, 2008.

All issuances have been disclosed in the Company’s prior periodic filings.

(g)        Securities and Exchange Commission Rule 15g

Our Company’s shares are covered by Rule 15g of the Securities and Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) of the Exchange Act also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.”

(h)        Change of Control.

There have been no changes of control.

(i)      Options, warrants and sales under Rule 144.

There are outstanding options to purchase 500,000 shares at $2.00 per share. All of the outstanding shares of common stock are eligible for resale under Rule 144.

Item 10.          RECENT SALES OF UNREGISTERED SECURITIES

On January 19, 2009, the Company agreed to sell 2,916,000 shares of common stock to  two non-US persons for a price of $1.111 per share. One subscriber agreed to convert $239,976 of the loans already made to the Company into 216,000 shares of common stock. The other subscriber agreed to pay cash of $3,000,000 in installments for 2,700,000 shares. The sale of these shares was exempt under Regulation S since the purchasers are both non-US persons, as defined in Regulation S.

                                                                                              18

Item 11.          DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

             The Company's Articles of Incorporation authorizes the issuance of 50,000,000 shares of common stock, $.001 par value per share, of which 7,527,485 shares were outstanding as of December 31, 2008.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor.  In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are fully paid and non-assessable.

             The transfer agent for the Common Stock is Fidelity Transfer Company, 1800 South West Temple, Suite 301, Salt Lake City, UT 84115.

Preferred Stock

             The Company's Articles of Incorporation  authorize the issuance of 1,000,000 shares of preferred stock, $.001 par value, of which 1,000 shares of Series A preferred stock are issued and outstanding.  The holders of Series A voting stock have the right to elect two-thirds of the Board of Directors, and have a preferential right on liquidation of the Corporation to receive $5.00 per share prior to any distribution to common shareholders.  The Company currently has no plans to issue any additional shares of preferred stock.  The Company's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.  The preferred stock, if and when issued, may carry rights superior to those of Common Stock, however, no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of preferred stock.

             The Company considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise.  If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in the Company's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities.  Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the Common Stock which would result in dilution of the income per share and net book value of the Common Stock.  Issuance of additional Common Stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the Common Stock.  The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance.  Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to the Company's Common Stock or any other series of preferred stock which the Company may issue.  The Board of Directors does not have any specific plan for the issuance of preferred stock at the present time and does  not intend to issue any preferred stock, except on terms which it deems to be in the best interest of the Company and its shareholders.

                                                                                      19

             The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.  Further, certain provisions of Nevada law could delay or make more difficult a merger, tender offer or proxy contest involving the Company.  While such provisions are intended to enable the Board of Directors to maximize stockholder value, they may have the effect of discouraging takeovers which could be in the best interest of certain stockholders.  There is no assurance that such provisions will not have an adverse effect on the market value of the Company's stock in the future.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

             The Company has adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Nevada General Corporation Law.  Under the Company's Articles of Incorporation, and as permitted under the Nevada General Corporation Law, directors are not liable to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors.  Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to the Company or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Nevada law.  Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

             At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted.  The Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 13.                       FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

These financial statements are included in this Registration Statement:

Independent Auditors Report

Consolidated Balance Sheets for the years ended December 31, 2007 and 2006

Consolidated Statements of Operations for the years ended December 31, 2007 and 2006 and the period inception to December 31, 2007

Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006 and the period inception to December 31, 2007

Consolidated Statements of Stockholders’ Equity inception to December 31, 2007

Notes to Financial Statements

Unaudited Consolidated Balance Sheet, September 30, 2008

Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2008 and 2007 and the period inception to September 30, 2008

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2008 and 2007 and the period inception to September 30,

Notes to Unaudited Financial Statements

                                                                                    20

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Meditecnic, Inc. (Predecessor, Viking Broadcasting Corporation)

24351 Pasto Road, Suite B

Dana Point, CA 92629

We have audited the accompanying balance sheets of Meditecnic, Inc. (Predecessor, Viking Broadcasting Corporation) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended and the period from March 24, 1998 to December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Meditecnic, Inc. (Predecessor, Viking Broadcasting Corporation) as of December 31, 2007 and 2006, and the results of its operations, changes in stockholders’ equity and its cash flows for the periods then ended and the period from March 24, 1998 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been
prepared assuming that the Company will continue as a going concern. As discussed in Note R to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note K. The financial statements do not include any adjustments that might result from the outcome of this
uncertainty.

/s/ The Blackwing Group, LLC

The Blackwing Group, LLC

Independence, Missouri

November 29,
2008

MEDITECNIC, INC. (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF DECEMBER 31, 2007 AND 2006

ASSETS
DECEMBER 31,
DECEMBER 31,

2007

2006

Current Assets

        Cash
and cash
equivalents
$
103,871
$
96,757

Interest Receivable (note
C)
--
46,453

Accounts Receivable (Note
B)
34,980
15,252

Inventory
98,272
103,014

Prepaid
Expenses
40,980
61,706

Marketable Securities (Note
D)

13,712

23,957

Total Current
Assets
291,815
347,139

Fixed Assets (Note E)

Vehicles
16,921
16,921

Office
Furniture
51,334
22,124

Office
Equipment

738

29,211

68,993
68,256

Accumulated
Depreciation

(55,497)

(55,031)

Total Fixed
Assets
13,496
13,225

Other Assets

Patents (Note
C)
871,326
871,326

Deposits (Note
I)
9,142
913

Research and Development (Note
J)

--

--

Total Other
Assets
880,468
872,239

Total
Assets
$
1,185,779
$
1,232,603

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable (Note
L)
$
38,256
$
179,912

Accrued Payroll Taxes (Note
M)

--

8,034

Total Current
Liabilities
38,256
187,946

Long Term Liabilities

Payable to Sonnig SA (Note
N)
173,620
177,942

Loans From Shareholders (Note
N)

2,936,202

2,103,340

Total Long Term
Liabilities
3,109,822
2,281,282

Stockholders’ Equity

Preferred stock, (1,000 shares issued and
outstanding)
1
1

Capital Stock (7,527,485 issued and
outstanding)
7,528
7,528

Additional Paid In
Capital
3,495,072
3,495,072

Accumulated Deficit During the Development
Stage
(5,603,231)
(4,855,675)

Accumulated Other Comprehensive
Income

138,332

116,450

(1,962,299)
(1,236,625)

Total Liabilities and Stockholders’ Equity

$
1,185,779
$
1,232,603

See accompanying Notes to Financial
Statements.

MEDITECNIC, INC. (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE

CUMULATIVE

YEAR ENDED

FROM

DECEMBER 31,

MARCH 24, 1998

______________________       INCEPTION
TO

2007

2006
          DEC. 31,
2007

Total
Income
--
260
721,712

Operating Expenses

Staff
Research
188,719
189,642
1,870,192

Audit
Fees
8,229
15,836
102,800

Office
Rent
102,053
63,812
458,434

General and
Administrative

236,291

205,219

3,936,645

Total Operating
Expenses

535,292

474,509

6,368,071

Net Operating Income
(Loss)

(535,292)

(474,249)

(5,646,359)

Other Income (Expense)

Interest
Income

434
--
39,041

Insurance
Indemnities
--
--
10,568

        Loss
on Disposal of
Assets
--
--
(14,288)

Other
Taxes

--
(959)
(39,301)

Interest
Expense

--

(981)

(18,240)

Total Other Income
(Expense)

434
(1,940)
(22,220)

Net Income
(Loss)

$
(534,858)
$
(476,189)
$         (5,668,579)

Other Comprehensive Income (Loss)

Gains (Losses) on Exchange
Rates
58,910
23,642
125,330

Change in Value of Life
Insurance
--
--
12,744

        Gain
(Loss) in Marketable
Securities

(1,910)

2,718

35,376

Net Other Comprehensive Income
(Loss)
$
57,000

26,360

173,450

Net Income (Loss) per share (Note
L)
$
(0.0711)
$
(0.0633)
$
(0.7531)

Weighted Average Number of Shares
Outstanding
7,527,485
7,527,385
7,527,485

See accompanying Notes to Financial
Statements.

MEDITECNIC, INC. (A DEVELOPMENT STAGE
COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE

CUMULATIVE

YEARS ENDED

FROM

DECEMBER 31,

MARCH 24, 1998

______________________
TO

2007

2006
          DEC. 31,
2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net
Income
$
(534,858)
$
(476,189)
$         (5,668,579)

Adjustments to reconcile net income to net cash
provided

   by operating activities

Depreciation
3,474
5,808
64,303

Amortization
--
--
592,347

(Increase) decrease in:

Interest
Receivable
46,453
(46,453)
--

Accounts Receivable (Note
B)
15,252
4,746
--

Inventory
(10,853)
750
(113,867)

Prepaid
Expenses
16,030
(61,706)
(45,676)
--
--

Research and
Development
--
144,164
(592,347)

Decrease (increase) in:

Accounts payable (Note
L)
(135,585)
8,746
44,327

Other Comprehensive
Income
57,000
26,360
173,450

Other Current
Liabilities
--
(8,093)
--

Accrued Payroll Taxes (Note
M)

(8,034)

3,239

--

Net Cash Provided (Used) By Operating
Activities
(551,121)
(398,630)
(5,546,042)

CASH FLOWS FROM INVESTING ACTIVITIES

        Cash
Used for
Deposit
(9,679)
(898)
(10,592)

Acquisition of Fixed
Assets
(737)
--
(68,993)

Disposal of Fixed
Assets
--
14,117
--

        Cash
Used for Patent
Acquisition
--
--
(871,326)

(Increase) decrease in Marketable
Securities

8,069

(23,957)

(15,888)

Net Cash (Used) By Investing
Activities
(2,347)
(10,739)
(966,799)

CASH FLOWS FROM FINANCING ACTIVITIES

Loans From
Shareholders
560,614
304,484
2,936,202

Payable to Sonnig
SA
--
93,861
177,942

        Sale
of Common
Stock

--

--

3,502,601

Net Cash (Used) By Financing
Activities
560,614
398,345
6,616,745

NET NCREASE (DECREASE) IN
CASH
7,146
(11,024)
103,903

CASH AT BEGINNING OF
PERIOD

96,757

107,781

--

CASH AT END OF
PERIOD
$
103,903
$
96,757

103,903

Cash Paid for
Interest
--
900
17,338

See accompanying Notes to Financial Statements.

MEDITECNIC, INC. (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION

ON MARCH 24, 1998

(Expressed in US Dollars)

Capital Stock Issued

Number of Preferred Shares

Value

Number of Common Shares

Value

Additional Paid In Capital

Comprehensive Income (Loss)

Deficit Accumulated

 Total Stockholders’ Equity
(Deficit)

At March 24, 1998

--

$ --

27,485

$ 28

$ --

$ --

$ (28)

$ --

 Placement in March 1998
 Saleof share in
Rule 504 (Note J)

1,000

1

6,000,000

6,000

95,734

--

(28)

101,707

 Exercise of Options in
July and September 1998 (Note J)

--

--

1,500,000

1,500

2,979,321

--

(28)

2,980,793

 Other Comprehensive Income
 Foreign Currency Translation
Adjustments

--

--

--

--

--

11,110

--

11,110

Gain (Loss) in Marketable Securities

--

--

--

--

--

--

--

--

 Net Loss for the period from March 24, 1998 to
December 31, 1998

--

--

--

--

--

--

--

--

 Balance
as of December 31, 1998

1,000

1

7,527,485

7,528

3,075,055

11,110

(146,320)

2,947,374

 Other Comprehensive Income
 Foreign Currency Translation
Adjustments

--

--

--

--

--

--

--

--

Gain (Loss) in Marketable Securities

--

--

--

--

--

72,133

--

72,133

 Net Loss for the year ending December 31,
1999

--

--

--

--

--

--

(213,165)

(213,165)

 Balance
as of December 31, 1999

1

7,527,485

7,528

3,075,055

82,243

(359,485)

2,806,342

 Other Comprehensive Income
 Foreign Currency Translation
Adjustments

--

--

--

--

--

37,544

--

37,544

Gain (Loss) in Marketable Securities

--

--

--

--

--

67,495

--

67,495

 Net Loss for the year ending December 31,
2000

--

--

--

--

--

--

(329,387)

(329,387)

 Balance
as of December 31, 2000

1

7,527,485

7,528

3,075,055

188,282

(688,872)

2,581,995

See
accompanying Notes to Financial Statements.

MEDITECNIC,
INC. (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION

ON MARCH 24, 1998

(Expressed in US Dollars)

 Capital
Stock Issued

 Number of
Preferred Shares

Value

Number of Common Shares

Value

Additional Paid In Capital

Comprehensive Income (Loss)

Deficit Accumulated

 Total Stockholders’ Equity
(Deficit)

 Other Comprehensive
Income (Loss)
 Foreign Currency
Translation Adjustments

--

--

--

--

--

(34,735)

--

(34,735)

 Gain (Loss) in
Marketable Securities

--

--

--

--

--

(34,798)

--

(34,798)

 Increase in Value of
Life Insurance

--

--

--

--

--

12,744

--

12,744

 Additional of Assets
for Acquisition

--

--

--

--

420,017

--

--

420,017

 Net Loss for year
ending December 31, 2001

--

--

--

--

--

--

(1,111,226)

(1,111,226)

 Balance as of December 31,
2001

1

7,527,485

7,528

3,495,072

131,493

(1,800,098)

1,833,998

 Other Comprehensive
Income
 Foreign Currency
Translation Adjustments

--

--

--

--

--

(14,793)

--

(14,793)

 Gain (Loss) in
Marketable Securities

--

-

--

--

--

(24,932)

--

(24,932)

 Net Loss for the year
ending December 31, 2002

--

--

--

--

--

--

(510,148)

(510,148)

 Balance as of December 31,
2002

1

7,527,485

7,528

3,495,072

91,768

(2,310,346)

1,284,125

 Other Comprehensive
Income (Loss)
 Foreign Currency
Translation Adjustments

--

--

--

--

--

(27,669)

--

(27,669)

 Gain (Loss) in
Marketable Securities

--

--

--

--

--

29,109

--

29,109

 Net Loss for the year
ending December 31, 2003

--

--

--

--

--

--

(932,466)

(932,466)

 Balance as of December 31,
2003

1

7,527,485

7,528

3,495,072

93,208

(3,242,712)

353,099

                                                                                                                                                                                                                                                                                            See
..

MEDITECNIC, INC. (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION

ON MARCH 24, 1998

(Expressed in US Dollars)

Capital Stock Issued

Number of Preferred Shares

Value

Number of Common Shares

Value

Additional Paid In Capital

Comprehensive Income (Loss)

Deficit Accumulated

 Total Stockholders’ Equity
(Deficit)

 Other Comprehensive Income
 Foreign Currency Translation
Adjustments

--

--

--

--

--

8,554

--

8,554

Gain (Loss) in Marketable Securities

--

--

--

--

--

(9,108)

--

(9,108)

 Net Loss for the year ending December 31,
2004

--

--

--

--

--

--

(718,308)

(718,308)

 Balance
as of December 31, 2004

1

7,527,485

7,528

3,495,072

93,208

(3,242,712)

(365,764)

 Other Comprehensive Income (Loss)
 Foreign Currency Translation
Adjustments

--

--

--

--

--

19,208

--

19,208

Gain (Loss) in Marketable Securities

--

--

--

--

--

2,294

--

2,294

 Net Loss for year ending December 31,
2005

--

--

--

--

--

--

(583,711)

(583,711)

 Balance
as of December 31, 2005

1

7,527,485

7,528

3,495,072

114,156

(4,544,731)

(786,796)

 Other Comprehensive Income (Loss)
 Foreign Currency Translation
Adjustments

--

--

--

--

--

23,642

--

23,642

Gain (Loss) in Marketable Securities

--

--

--

--

--

2,718

--

2,718

 Net Loss for the year ending December 31,
2006

--

--

--

--

--

--

(476,189)

(476,189)

 Balance
as of December 31, 2006

1

7,527,485

7,528

3,495,072

116,450

(5,020,920)

(1,236,625)

 Other Comprehensive Income
 Foreign Currency Translation
Adjustments

--

--

--

--

--

23,642

--

23,642

Gain (Loss) in Marketable Securities

--

--

--

--

--

2,718

--

2,718

 Net Loss for the year ending December 31,
2007

--

--

--

--

--

--

(534,858)

(534,858)

 Balance
as of December 31, 2007

1

7,527,485

7,528

3,495,072

173,450

(5,668,579)

1,992,529

                                                                         See
accompanying Notes to Financial Statements.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of
Meditecnic, Inc. (Predecessor, Viking Broadcasting Corporation) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.

Organization, Nature of Business and Trade Name

Meditecnic, Inc. (The “Company”) was incorporated in the State of Nevada on
March 24, 1998. Meditecnic, Inc. is the successor by merger on April 18, 1998 with Viking Broadcasting Corporation, (“Viking”) a Utah corporation incorporated  on May 1, 1984 as Carrigan Gold Corporation. Viking was
originally formed to sell and deal in minerals, oil and gas properties. This venture and an investment in broadcasting properties were unsuccessful. Because of the unsuccessful ventures, prior to the merger and the subsequent acquisition of certain patent rights, Viking was inactive and had discontinued
operations.   The Company has acquired the technology related to
its endoscopic applications from Meditecnic, S.A. (“Meditecnic”), which also performs research and development for the Company.

The financials include the
accounts of Meditecnic, Inc., Viking Broadcasting Corporation and Meditecnic,
S.A. a wholly owned subsidiary. On April 18, 1998, Meditecnic, Inc. merged with
Viking Broadcasting Corporation being the surviving company and establishing the surviving entity’s name to be Meditecnic, Inc. The Company's primary business is developing and marketing advanced products for dental and endoscopic applications.

Prior to April 18, 1998,
Meditecnic, Inc. had been a privately owned and operated development stage company. The Company  has not generated any significant revenues from its operations and is defined as a development stage company per SFAS No. 7.

Basis of Presentation

The preparation of financial statements in
conformity with accounting principles generally accepted in the United States of
America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to

MEDITECNIC,
INC., (A Development Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation (continued)

assure, among other items, that (1) recorded
transactions are valid; (2) all valid transactions are recorded and (3)
transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Foreign Currency Translation

Foreign Currency Transactions  (all of which have been in Swiss
Francs) are translated into US dollars at the applicable average daily interbank floating rates of exchange, prevailing at the dates of the transactions.
Monetary assets and liabilities denominated in foreign currencies are translated into US dollars using the applicable exchange rates prevailing at the balance sheet date.  The Company's share capital and reporting currency is denominated in US dollars.

Property and Equipment

Property and equipment are carried at cost.
Expenditures for maintenance and repairs are charged against operations.
Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement
purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated

           Useful
Lives

Office
Equipment
5-10 years

Office
Furniture
5-7   years

Shop
Tools
5-7   years

Vehicles
5-10 years

For federal income tax purposes, depreciation is
computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in
accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on
Meditecnic, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Meditecnic, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

 Loss Per Share - Basic and Diluted

The Company follows SFAS No. 128, "Earnings Per
Share".  Basic earnings per share is computed by dividing income available to common stock holders by the weighted average number of shares outstanding.  In computing diluted earnings  per share, the weighted average number of shares outstanding is adjusted to reflect the effect of potentially dilutive securities including options, warrants, preferred stock or contingently issuable (or escrowed) stock, and income available to common stockholders is adjusted to reflect any changes in income or loss that would result from the issuance of the dilutive common  shares.  There were no potential common shares included in the calculation of diluted loss per share for the years ended December 31, 2007 and 2006, because the effect would have decreased the loss per share amount and therefore been anti-dilutive.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the
Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market. The Company maintains cash in bank deposits accounts, which, at times, may exceed federally insured limits or are in foreign banks.

Revenue and Cost Recognition

The Company reports income and expenses on the
accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. In this specific industry revenue is generated from the sale of approved devices. No devices have been approved to this date; therefore, no revenue from operations has been generated.

30

MEDITECNIC,
INC., (A Development Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition (continued)

Job costs include all direct materials, and labor
costs and those indirect costs related to production of approved medical devices. Selling, general and administrative costs are charged to expense as incurred.

Cost of Goods Sold

Job costs include all direct materials, and labor
costs and those indirect costs related to production. Selling, general and administrative costs are charged to expense as incurred.

Advertising

Expenses related to specific jobs are allocated
and classified as costs of goods sold. Expenses not related to specific jobs are recorded as general and administrative expenses. Advertising expense for the years ended December 31, 2007 and 2006 totaled $279, and $3,067, respectively.

Principles of Consolidation

These consolidated financial statements are
presented based on the generally accepted accounting principle of consolidation and merger. An acquisition of a company occurs when one enterprise pays cash, or issues stock or debt for all or part of the voting stock of another enterprise.
The acquired enterprise remains intact as a separate legal entity. The parent-subsidiary relationship is accounted for as a purchase, and it is referred to as an acquisition. Consolidated statements present the results of operations and the financial position of a parent company and its subsidiaries essentially as if the group were a single enterprise with one or more branches or divisions.

The consolidated financial statements include the
accounts of Meditecnic, Inc. and Meditecnic, S.A. Intercompany balances have been eliminated in these consolidated statements.

Stock

The Company has authorized common stock and has
also authorized preferred stock see Note H.

MEDITECNIC,
INC., (A Development Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

Recently Issued Accounting Pronouncements

In June 2008, the FASB ratified EITF Issue No.
08-3, “Accounting for Lessees for Maintenance Deposits Under Lease Arrangements”
(EITF 08-3). EITF 08-3 provides guidance for accounting for nonrefundable maintenance deposits. It also provides revenue recognition accounting guidance for the lessor. EITF 08-3 is effective for fiscal years beginning after December
15, 2008. The Company does not expect the  impact of EITF 08-3 on its consolidated financial position and results of operations to be material.

            In May
2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162,
“The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements presented in conformity with generally accepted accounting principles in the United
States. This statement is effective 60 days following the approval of the
Securities and Exchange Commission. The Company does not expect the effects of adopting this statement to be significant.

In April 2008, the FASB issued FSP 142-3,
“Determination of the Useful Life of Intangible Assets”, (FSP 142-3). FSP 142-3
amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. FSP 142-3 is
effective for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of FSP 142-3 will have a material impact on the
Company’s consolidated financial position, results of operations and cash flows.

In March 2008, the FASB issued SFAS No. 161
“Disclosures about Derivative Instruments and Hedging Activities amendment of
FASB Statement No. 133” (“SFAS 161”).  This statement changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures stating how and why an entity uses derivative instruments; how derivatives and related hedged items are accounted for under SFAS No. 133, “Accounting for
Derivative Instruments and Hedging Activities” (“SFAS 133”) and its related interpretations; and how derivative instruments and related hedge items affect an entity’s financial position, financial performance and cash flows.  SFAS 161 is effective in fiscal years beginning after November
15. 2008 and is required to be adopted by the Company in the first quarter of fiscal year 2010.  The Company does not expect the adoption of SFAS
161 will have a material impact on the Company’s disclosures.

 In December 2007, FASB issued SFAS No. 160
“Non-controlling Interest in Consolidated Financial Statements”. SFAS No. 160
amends Accounting Research Bulletin No.51, Consolidated Financial Statements, to
establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No.
160 defines “a non-controlling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent”.  The objective of SFAS No. 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial
statements.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 and is required to be adopted by the Company in the first quarter of fiscal year
2010.  The Company is evaluating the impact, if any, of the adoption of SFAS No. 160.  It is not expected to have material impact on the
Company’s financial position, results of operations and cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative
Instruments and Hedging Activities amendment of FASB Statement No. 133” (“SFAS
161”).  This statement changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures stating how and why an entity uses derivative instruments; how derivatives and related hedged items are accounted for under
SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”
(“SFAS 133”) and its related interpretations; and how derivative instruments and related hedge items affect an entity’s financial position, financial performance and cash flows.  SFAS 161 is effective in fiscal years beginning after
November 15. 2008 and is required to be adopted by the Company in the first quarter of fiscal year 2010.  The Company does not expect the adoption of SFAS 161 will have a material impact on the Company’s disclosures.

     In December 2007, the FASB issued SFAS No. 141
(revised 2007), “Business Combinations.” SFAS No. 141R changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development and restructuring

Recently Issued Accounting Pronouncements
(continued)costs. In addition, under SFAS No. 141R, changes in an acquired entity’s deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. This statement will be effective as of the beginning of an entity’s first fiscal year that begins after December 15,
2008. This statement, when adopted, will change the Company’s accounting treatment for business combinations on a prospective basis.

     In February 2007, the FASB issued SFAS No. 159,
“The Fair Value Option for Financial Assets and Financial Liabilities.” This
statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November
15, 2007. The Company adopted adopt SFAS No. 159 during the first quarter of fiscal 2008.

     In September 2006, the FASB issued SFAS No.
157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15,
2007, and interim periods within those fiscal years. The Company is currently in the process of determining the effects of adopting this statement in its consolidated financial statements. In November 2007, the FASB approved the deferral of the effective date of SFAS No. 157 for one year for all nonfinancial assets and nonfinancial liabilities, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis.

NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable is defined as amounts due from customers for goods and services provided in the normal course of business operations. As of December
31, 2007, total Receivables were $15,252 for VAT (Value Added Tax) charged to customers at time of shipment. As of December 31, 2005, total Receivables were
$19,998. There are no provisions made for Uncollectible Accounts for the periods covered in these financial statements.  All amounts are based on actual costs incurred.

MEDITECNIC, INC., (A Development Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007
AND 2006

NOTE B - ACCOUNTS RECEIVABLE
(continued)

The receivables that total the amount
on the balance sheet are from invoices issued to long time  customers that are considered good credit risks and have a history of paying invoices within a reasonable length of time. Therefore we have determined through analysis of past historical experience for this Company the allowance for bad debt would be less than one half of one percent (.5%) of the receivables listed on the books.

NOTE C - INTEREST RECEIVABLE
Interest receivable is defined as the current value of interest amounts due on trade receivables and note receivables. The interest receivables on these financial statements consist of amounts charged to customers for financing and accrued on liquid assets. As of December 31, 2007 and 2006 the Company $46,453 and $0 interest receivables.

NOTE D - MARKETABLE SECURITIES
The
Company's securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities.  Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings.  Net gain in marketable securities for 2006 was
$2,294 and in 2007 the net gain was $2,718.

NOTE E – FIXED ASSETS

The carrying values of fixed assets as of
December 31, 2007 and 2006 were as follows:

2007

2006

Vehicles

$ 15,774

15,774

Office Furniture

17,871

17,871

Office Equipment

29,211

48,728

68,256

82,373

Accumulated Depreciation

(55,031)

(47,319)

$ 13,225

$ 35,054

Depreciation for the periods ended December 31, 2007
and 2006 is $5,808 and $4,885.

NOTE F – PREPAID EXPENSES

Prepaid expenses are prepayments made to secure
the use of assets or the receipts of services at a future date. The amounts listed on the financial statements presented as prepaid assets are for insurance contracts that overlap the years presented.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

NOTE G – DEPOSITS
The Company paid CHF 400,000 ($258,550) in September 1999 and January 2000 as a deposit on purchase of
 Meditecnic, S.A., a non-affiliated research contractor.  As of September 12, 2002 the purchase was completed and Meditecnic, S.A.became a wholly owned subsidiary.

 In addition the Company placed a CHF 60,000 deposit for the purchase of patents in December 2003 ($38,346)
and a CHF 100,000 ($60,390) for the purchase of an additional patent in February 2001.  Additional deposits were made in 2000 toward patent purchases in the amount of $159,814. All deposits have been reclassified as patents as the patents from Meditecnic, SA were purchased by Meditecnic, Inc. prior to the completion of the stock purchase.

NOTE H - PATENTS

Acquisition costs of patents are capitalized.  The Company acquired certain patents by agreement dated
March 24, 1998 for a purchase price of CHF 950,000 ($637,260 at the exchange rate in effect on the contract date).  The Company paid all amounts on the contract by July 30, 1998.

These patents will be amortized commencing on commercialization of the patents. Annual taxes and patent license fees and legal costs associated therewith are expensed as incurred.  The continuing carrying value of patents is assessed based upon the Company's operating experience, expected cash flows from related products and other factors as deemed appropriate.

NOTE I - INCOME TAXES

The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109,  "Accounting for Income
 Taxes", which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.
 Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts are each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

Valuation allowances are
established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

 The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.  As of December 31, 2007 and 2006 there were no deferred tax liabilities or assets. As of December 31, 2007, the Company had net operating loss carryforwards for federal purposes of over $150,000. The federal net operating loss carryforward have begun expiring.
 The utilization of net operating loss carryforwards may be limited under the provisions of Internal
Revenue Code Section 382 and similar state provisions.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

NOTE I - INCOME TAXES (continued)

The Company has no U.S. operations and is incorporated in Nevada, which levies no income tax on corporations.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a

valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities

for the periods audited.

NOTE J - RESEARCH AND DEVELOPMENT

Research and Development Costs are capitalized based on actual costs incurred.  Amortization is calculated on the
Net Book Value of the Research and Development item/project, and an amortization rate of
33% (percent) per year.  The balances in these account for the periods ending December 31, 2007 and
 2006 are as follows:

2006

2005

Research and Development Costs

592,347

734,604

Accumulated Depreciation

(592,347)

(592,347)

   $
0

$ 0

Other Company sponsored research and development costs related to both present and future products are expensed as incurred.  For the years ended December 31, 2007 and 2006 research and development costs were $22,382 and $0, respectively.

NOTE K - NOTE RECEIVABLE

Note receivable is comprised on a note in the amount of $3,652,792 loaned in various increments beginning in April 2000 to Meditecnic, S.A., which at the time of the loan agreement was an unaffiliated company. The
Company is now a fully owned subsidiary of Meditecnic, Inc., which performs research and development for the Company. The note was due on December 31, 2002 and bears interest at 5% per annum, payable semi-annually.

As part of the consolidation process the receivables from Meditecnic, SA and the payables to Meditecnic, Inc.

 related to this footnote were eliminated.

NOTE L - ACCOUNTS PAYABLE

These accounts represent the actual costs of amounts due to Vendors and Suppliers for goods and services received.  The amount due at December 31, 2007 was $179,912 and $171,166 at December 31, 2006.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

NOTE M – ACCRUED PAYROLL TAXES

These accounts represent to actual amounts of unpaid payroll taxes as of the end of each period. The amounts due at December 31, 2007 and 2006 are $8,034 and $4,795.

NOTE N - LONG TERM LIABILITIES/POSTPONED STOCKHOLDERS LOANS

The balances in this account as of December 31, 2007 and 2006 were $2,103,340 and $1,798,856. These accounts consist of amounts due to stockholders, on which payments have been postponed. As of the date of these financial statements, Management at Meditecnic is of the opinion that these amounts can be considered as a loss; only a return to a positive Net Stockholders Equity could liberate the postponed amounts.

NOTE O - FOREIGN CURRENCY TRANSACTION GAIN (LOSS)

Foreign currency transaction gains and losses result from a change in exchange rates between the functional currency of the Company and the currency in which a foreign transaction is denominated.  These gains or losses are comprised of actual currency gains or losses realized upon settlement or foreign currency transactions and expected (unrealized) currency gains or losses on unsettled foreign currency transactions.

NOTE P - STOCKHOLDERS' EQUITY

In March 1998 the Company effected a placement under Rule 504 of Six Million (6,000,000) shares of common stock and One Thousand (1,000) shares of Series A Preferred Stock to ten persons for $101,735 and options to purchase

One Million Five Hundred Thousand (1,500,000) shares at $2.00 per share.  The options were exercised in fiscal

1998 for net proceeds of $2,980,821 (net offering costs).

When the Company changed domicile to Nevada, the capital structure was changed to authorize Fifty Million

(50,000,000) shares of common stock, $.001 par value, and

Ten Million (10,000,000) shares of preferred stock,  $.001 par value.  One Thousand (1,000) shares of preferred stock have been designed as Class A with the following rights and privileges:

             - no rights to dividends

                           - no redemption value

                           - liquidation limited to $.01 per share

                           - rights (as a whole) to vote 2/3 (two thirds)

                               of the  members of the  board  of  directors
 -no  conversion  rights
 -  restrictions on transferability

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

NOTE Q - COMMITMENTS

The Company has signed a contract with an individual to pay CHF 40,000 for the purchase of the technical and intellectual properties related to the Company's dental and endoscopic business.  The contract also calls for his assistance in the further development of the technology as much as possible over and unspecified period of time.

NOTE R – GOING CONCERN

Under the going concern assumption, an entity is
ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the
necessity of liquidation, ceasing trading, or seeking protection from creditors

 pursuant to laws or regulations.
Accordingly, assets and liabilities are recorded on the basis that the entity will be

able to realize its assets and discharge its
liabilities in the normal course of business.

The Company has had limited operations to date other than the acquisition of the patents and license rights.
  In March 1998 the Company raised $100,000 in an offering of common stock.  In 2000 the Company sold
$3,000,000 in Common Stock.  The Company is in the research and development stage of its products.
Research and development costs were $223,598 in fiscal 2001, $230,817 in fiscal 2000 and $206,508 in fiscal 1999.

Research and development was carried out by a (previous to the acquisition) non-affiliated entity, Meditecnic SA,

 on a contract basis. The Company exercised its option to purchase all of the capital stock of Meditecnic SA for

CHF 400,000 granted November 5, 2002, of which CHF 300,000  ($195,720) was paid in November 2001 and is accounted for on the December 31, 2001 balance sheet as a deposit.

The Company has also loaned funds to Meditecnic SA prior to the exercising of the purchase agreement. In addition the Company placed a CHF 60,000 deposit for the purchase of patents in December 2000  ($38,346) and a

CHF 100,000 ($60.390) for the purchase of an additional patent in February 2001.Due to the exercising of the subsidiary stock purchase the intercompany balances have been eliminated.

The Company had cash on hand and marketable
securities of $120,714 at December 31, 2007, which is not

believed to be sufficient to fund the Company's
operations until at the end of fiscal 2008.

NOTE S – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance
with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during
each period is used to compute basic loss per share.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

FOR THE YEARS ENDED DECEMBER 31,
2007 AND 2006

NOTE S – NET LOSS PER COMMON SHARE
(continued)

Basic net loss per common share is based on the
weighted-average number of share of common stock of Seven Million Five Hundred
Twenty Seven Thousand Four Hundred Eighty Five (7,527,485) outstanding in the periods ending December 31, 2007 and 2006.

Number of shares

Net Loss

Year

Net Loss Per Share

7,527,485

$ 534,858

2007

.0711

7,527,485

$ 476,189

2006

.0633

NOTE T – ACQUISITION

An acquisition of a company occurs when one
enterprise pays cash, or issues stock or debt for all or part of the voting stock of another enterprise. The acquired enterprise remains intact as a separate legal entity. The parent-subsidiary relationship is accounted for as a purchase, and it is referred to as an acquisition.

Meditecnic, S.A. originally authorized and issued
One Hundred (100) bearer shares of stock, which were issued to one (1)
shareholder. These stocks were cancelled as part of the acquisition agreement.
In an acquisition the stock disclosures are presented by retroactively stating the equity accounts as of the earliest period presented to give effect to the new capital structure subsequent to the acquisition.

No additional shares of
stock will be issued as part of this purchase option agreement. Therefore the equity section of the financial statements presented reports the total number of shares issued as of December 31, 2006 as Seven Million Five Hundred Twenty Seven
Thousand Four Hundred Eighty Five (7,527,485) shares of common stock.

Meditecnic, SA had assets
valued at $420,017; therefore the Seven Million Five Hundred Twenty Seven
Thousand Four Hundred Eighty Five (7,527,485) share of common stock on shares of
Meditecnic, SA Corp still issued and outstanding had a value of .0558 cents per share at the date of acquisition. Meditecnic, Inc. had assets on the books valuing Two Million Six Hundred Twenty Thousand Four Hundred Sixty Three
(2,620,463) resulting in a stock value of .348 cents per share prior to the acquisition.

The acquisition resulted in
an increase in the value of the outstanding Seven Million Five Hundred Twenty
Seven Thousand Four Hundred Eighty Five (7,527,485) shares of common stock to
..404 cents per share. This resulted in a reverse dilution of .056 cents per share equal to a .161 percent dilution.

Per the purchase option
agreement all One Hundred (100) shares of stock were obtained from Meditecnic,
S.A. when the option was exercised on June 6, 2002. The Company stock was purchased at fair market value. Therefore, these financial statements are presented as if the acquisition had occurred during the periods presented.

MEDITECNIC, INC. (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

(Unaudited)

ASSETS

SEPTEMBER
30,

Current
Assets
2008

        Cash and cash
equivalents
$
24,197

        Interest
Receivable
212

Inventory
120,530

        Prepaid
Expenses
43,688

        Marketable
Securities

16,818

Total Current
Assets
205,445

Fixed Assets

Vehicles
19,798

        Office
Furniture

161,220

181,018

        Accumulated
Depreciation

(68,066)

Total Fixed
Assets
112,952

Other Assets

Patents
871,326

Deposits

11,212

Total Other
Assets
882,538

Total
Assets
$
1,200,935

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

        Accounts
payable
$
127,561

Total Current
Liabilities
127,561

Long Term Liabilities

        Payable to Related
Party
193,909

        Loans from
Shareholders

3,336,182

Total Long Term
Liabilities
3,530,091

Stockholders’ Equity

        Preferred Stock (1,000 shares
issued and
outstanding)
1

        Capital Stock (7,527,485 issued
and
outstanding)
7,528

        Additional Paid In
Capital
3,495,072

        Accumulated Deficit During the
Development
Stage
(6,117,748)

        Accumulated Other Comprehensive
Income

158,431

(2,456,717)

Total Liabilities and Stockholders’
Equity
$
1,200,935

See accompanying Notes to Financial Statements.

MEDITECNIC, INC. (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Unaudited)

CUMULATIVE

FOR THE
NINE
FOR THE
THREE
FROM

MONTHS
ENDED
MONTHS ENDED
MARCH 24, 1998

SEPTEMBER 30       SEPTEMBER
30     SEPTEMBER 30   SEPTEMBER
30           TO

2008
2007
2008
2007
SEPT 30, 2008

Income

    Sales
Turnover
$
--
$
--
$
--
$
--
$
258,814

    Research and
Development
--
--

--
--

357,332

    Realization of
Patents
--
--
--
--
90,734

    Other
Revenues

--

--

--

--

14,832

Total
Income

--
--
--
--
721,712

Operating Expenses

    Staff
Research
108,433
107,070
34,645
33,129
1,978,625

    Audit
Fees
76,123
4,322
7,196
166
178,923

    Legal and
Honoraries
56,063
23,758
11,916
7,343
258,354

    Office
Rent
25,724
63,390
(18,071)
16,409
484,158

    General and
Administrative

128,452

105,636

88,858

20,523

3,916,806

Total Operating
Expenses
448,795
304,176
124,544
77,570
6,816,866

Net Operating Income
(Loss)

(448,795)

(304,176)
  (124,544)

(77,570)
         (6,095,154)

Other Income (Expense)

    Interest
Income

21
423

12
--
39,062

    Interest
Expense
--
--
--
--
(39,301)

    Loss on Disposal of
Assets
--
--
--
--
(14,288)

    Insurance
Indemnities
--
--
--
--
10,568

    Other
taxes

(395)

--

(320)

--

(18,635)

Total Other Income
(Expense)
(374)
423
(308)
--
(22,594)

Net Income
(Loss)
$
(449,169)
$
(303,753)
$ (124,852)
$
(77,570)
$       (6,117,748)

Other Comprehensive Income (Loss)

    Gains (Losses) on Exchange
Rates

(24,163)
(2,961)

5,329
(3,226)
108,474

    Change in Value of Life
Insurance

--
--

--
--
12,744

    Gain (Loss) in Marketable
Securities

1,837

1,939

1,837

--

37,213

Net Other Comprehensive Income (Loss)

(22,326)

(1,022)

7,166

(3,226)

158,431

Net Income (Loss) per
share

(0.0597)
$
(0.0490)
$  (0.0166)        $
(0.0103)
$            (0.8127)

Weighted Average Number

of Shares
Outstanding
7,527,485
7,527,485
7,527,485
7,527,485
7,527,485

See
accompanying Notes to Financial Statements.

MEDITECNIC,
INC. (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Unaudited)

CUMULATIVE

FOR THE
NINE
FOR THE
THREE
FROM

MONTHS
ENDED
MONTHS ENDED
MARCH 24, 1998

SEPTEMBER 30       SEPTEMBER
30     SEPTEMBER 30   SEPTEMBER
30           TO

2008
2007
2008
2007
SEPT 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net
Income
$
(449,169)
$
(303,753)
$
(124,852)
$
(77,570)
$       (6,117,748)

Adjustments to reconcile net income to net
cash

  provided by operating activities

Depreciation
--
--
--
--
68,066

    Increase (decrease) in:

    Interest
Receivable
(212)
46,453
(212)
--
(212)

    Accounts
Receivable
--
15,252
--
--
--

    Prepaid
Expenses
(6,942)
33,410
1,477
637
(43,688)

Inventory
(6,663)
--
5,916
--
(120,530)

    Decrease (Increase) in:

    Accounts
Payable
95,768
(171,716)
59,354
(4,321)
127,561

    Accrued Payroll
Taxes
38,124
(8,034)
--
--
--

    Other Comprehensive
Income

(22,326)

(1,022)

7,166

(3,226)

158,431

     Net Cash Provided (Used)
By

Operating
Activities
(351,420)
(389,410)

(51,151)
(84,480)
     (5,928,120)

CASH FLOWS FROM INVESTING ACTIVITIES

    Cash Used for
Deposit
(620)
(8,337)
550
333
(11,212)

    Cash Used of Patent
Acquisition
--
--
--
--
(871,326)

    Acquisition of Fixed
Assets
(142,683)
--
(140,955)
--
(181,018)

    Increase (decrease) in
Marketable

  Securities

(930)

10,178

826

595

(16,818)

     Net Cash (Used) By
Investing

Activities

(144,233)

1,841
(139,579)

928
(1,080,374)

CASH FLOWS FROM FINANCING ACTIVITIES

    Loans From
Shareholders
399,980
301,137
99,980
2,144
3,336,182

    Payable to Related
Party
15,967
--
(5,392)
5,110

193,909

    Sale of Common
Stock

--

--

--

--

3,502,601

     Net Cash (Used) By
Financing

Activities

415,947
301,137

94,588

7,254

7,023,692

NET INCREASE (DECREASE) IN
CASH
(79,706)
(86,432)
(96,142)
(76,298)

24,197

CASH AT BEGINNING OF
PERIOD

103,903

96,757

120,339

86,623

--

CASH AT END OF
PERIOD
$
24,197
$
10,325
$
24,197
$
10,325
$
24,197

Cash Paid for
Interest
--
1,324
--
861
17,338

See accompanying Notes to Financial
Statements.

40

MEDITECNIC, INC. (A Development
Stage Company)

NOTES TO CONDENSED FINANCIAL
STATEMENTS

(UNAUDITED)

SEPTEMBER 30, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

A summary of significant accounting policies of Meditecnic, Inc. (Predecessor, Viking Broadcasting Corporation) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the accompanying financial statements.

The accompanying financial statements are unaudited, but in the opinion of the management of the Company, contain all adjustments,

consisting of only normal recurring accruals, necessary to present fairly the financial position at September 30, 2005, the results of operations for the three and nine months ended September 30, 2008 and 2007, and the cash flows for the three and nine months ended September 30, 2008 and 2007.

Reference is made to the Company's Form 10-Kfor the year ended December 31, 2007.  The results of operations for the three and nine months ended September 30, 2008 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31,

2008.

Organization, Nature of Business and Trade
Name

Meditecnic, Inc. (The “Company”) was incorporated in the State of Nevada on March 24, 1998. Meditecnic, Inc. is the successor by merger on April 18, 1998 with Viking Broadcasting Corporation, (“Viking”) a Utah corporation incorporated on May 1, 1984 as Carrigan Gold

Corporation. Viking was originally formed to sell and deal in minerals, oil and gas properties. This venture and an investment in broadcasting properties were unsuccessful. Because of the unsuccessful ventures, prior to the merger and the subsequent acquisition of certain patent rights, Viking was inactive and had discontinued operations.

The Company has acquired the technology related
to its endoscopic applications from Meditecnic, S.A. (“Meditecnic”), which also

 performs research and development for the
Company.

The financials include the
accounts of Meditecnic, Inc., Viking Broadcasting Corporation and Meditecnic,
S.A. a wholly owned subsidiary. On April 18, 1998, Meditecnic, Inc. merged with
Viking Broadcasting Corporation being the surviving company and establishing the surviving entity’s name to be Meditecnic, Inc. The Company's primary business is developing and marketing advanced products for dental and endoscopic applications.

Prior to April 18, 1998, Meditecnic, Inc. had been a privately owned and operated development stage company. The Company has not generated any significant revenues from its operations and is defined as a development stage company per SFAS No. 7.

Basis of Presentation

The preparation of financial statements in
conformity with accounting principles generally accepted in the United States of
America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation (continued)

designed to assure, among other items, that (1)
recorded transactions are valid; (2) all valid transactions are recorded and (3)
transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Foreign Currency Translation

Foreign Currency Transactions  (all of which have been in Swiss Francs) are translated into US dollars at the applicable average

 daily interbank   floating rates of exchange, prevailing at the dates of the transactions.  Monetary assets and liabilities denominated in foreign currencies are translated into US dollars using the applicable exchange rates prevailing at the balance sheet date.  The Company's share capital and reporting currency is denominated in US dollars.

Property and Equipment

Property and equipment are carried at cost.
Expenditures for maintenance and repairs are charged against operations.
Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement
purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated

           Useful
Lives

Office
Equipment
5-10 years

Office
Furniture

5-7   years

Shop
Tools
5-7   years

Vehicles
5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in
accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on
Meditecnic, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Meditecnic, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the
Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market. The Company maintains cash in bank deposits accounts, which, at times, may exceed federally insured limits or are in foreign banks.

Revenue and Cost Recognition

The Company reports income and expenses on the
accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. In this specific industry revenue is generated from the sale of approved devices. No devices have been approved to this date; therefore, no revenue from operations has been generated.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition (continued)

Job costs include all direct materials, and labor
costs and those indirect costs related to production of approved medical devices. Selling, general and administrative costs are charged to expense as incurred.

Cost of Goods Sold

Job costs include all direct materials, and labor
costs and those indirect costs related to production. Selling, general and administrative costs are charged to expense as incurred.

Advertising

Expenses related to specific jobs are allocated
and classified as costs of goods sold. Expenses not related to specific jobs are recorded as general and administrative expenses.

Principles of Consolidation

These consolidated financial statements are
presented based on the generally accepted accounting principle of consolidation and merger. These principles state that a new enterprise is formed through the exchange of stock, or payment of cash or other property, or the issue of debt instruments. Consolidated statements are then presented based on the combining of the results of operations and the financial position of both companies essentially as if the two were a single entity in the periods presented.

The consolidated financial statements include the
accounts of Meditecnic, Inc. and Meditecnic, S.A. Intercompany balances have been eliminated in these consolidated statements.

Stock

The Company has authorized common stock and has
also authorized preferred stock (see Note P).

Recently Issued Accounting
Pronouncements

In June 2008, the FASB
ratified EITF Issue No. 08-3, “Accounting for Lessees for Maintenance Deposits
Under Lease Arrangements” (EITF 08-3). EITF 08-3 provides guidance for accounting for nonrefundable maintenance deposits. It also provides revenue recognition accounting guidance for the lessor. EITF 08-3 is effective for fiscal years beginning after December 15, 2008. The Company does not expect the impact of EITF 08-3 on its consolidated financial position and results of operations to be material.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No.
162, “The Hierarchy of Generally Accepted Accounting Principles.” This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements presented in conformity

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

Recently Issued Accounting Pronouncements
(continued)

with generally accepted accounting principles in
the United States. This statement is effective 60 days following the approval of the Securities and Exchange Commission. The Company does not expect the effects of adopting this statement to be significant.

In April 2008, the FASB
issued FSP 142-3, “Determination of the Useful Life of Intangible Assets”, (FSP
142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible
Assets”. FSP 142-3 is effective for fiscal years beginning after December 15,
2008. The Company does not expect the adoption of FSP 142-3 will have a material impact on the Company’s consolidated financial position, results of operations and cash flows.

In March 2008, the FASB
issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging
Activities amendment of FASB Statement No. 133” (“SFAS 161”).  This statement changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures stating how and why an entity uses derivative instruments; how derivatives and related hedged items are accounted for under SFAS No. 133,
“Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and
its related interpretations; and how derivative instruments and related hedge items affect an entity’s financial position, financial performance and cash flows.  SFAS 161 is effective in fiscal years beginning after November
15. 2008 and is required to be adopted by the Company in the first quarter of fiscal year 2010.  The Company does not expect the adoption of SFAS
161 will have a material impact on the Company’s disclosures.

 In December 2007, FASB
issued SFAS No. 160 “Non-controlling Interest in Consolidated Financial
Statements”. SFAS No. 160 amends Accounting Research Bulletin No.51,
Consolidated Financial Statements, to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 defines “a
non-controlling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent”.  The objective of SFAS No. 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements.  SFAS No.
160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 and is required to be adopted by the Company in the first quarter of fiscal year 2010.  The Company is evaluating the impact, if any, of the adoption of SFAS No. 160.  It is not expected to have material impact on the Company’s financial position, results of operations and cash flows.

In March 2008, the FASB issued SFAS No. 161
“Disclosures about Derivative Instruments and Hedging Activities amendment of
FASB Statement No. 133” (“SFAS 161”).  This statement changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures stating how and why an entity uses derivative instruments; how derivatives and related hedged items are accounted for under SFAS No. 133, “Accounting for
Derivative Instruments and Hedging Activities” (“SFAS 133”) and its related interpretations; and how derivative instruments and related hedge items affect an entity’s financial position, financial performance and cash flows.  SFAS 161 is effective in fiscal years beginning after November
15. 2008 and is required to be adopted by the Company in the first quarter of fiscal year 2010.  The Company does not expect the adoption of SFAS
161 will have a material impact on the Company’s disclosures.

In December 2007, the FASB issued SFAS No. 141
(revised 2007), “Business Combinations.” SFAS No. 141R changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development and restructuring costs. In addition, under
SFAS No. 141R, changes in an acquired entity’s deferred tax assets and uncertain tax positions after the measurement period will impact income tax expense. This statement will be effective as of the beginning of an entity’s first fiscal year that begins after December 15, 2008. This statement, when adopted, will change the Company’s accounting treatment for business combinations on a prospective basis.

     In February 2007,
the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and
Financial Liabilities.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted adopt SFAS
No. 159 during the first quarter of fiscal 2008.

     In September 2006,
the FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently in the process of determining the effects of adopting this statement in its consolidated financial statements. In November
2007, the FASB approved the deferral of the effective date of SFAS No. 157 for one year for all nonfinancial assets and nonfinancial liabilities, except for those items that are recognized or disclosed at fair value in the financial statements on a recurring basis.

NOTE B – ACCOUNTS RECEIVABLE

Accounts receivable is defined as amounts due
from customers for goods and services provided in the normal course of business operations.  All amounts are based on actual costs incurred.

The receivables that total the amount on the
balance sheet are from invoices issued to long time customers that are considered good credit risks and have a history of paying invoices within a reasonable length of time.  Therefore we have determined through analysis of past historical experience for this Company the allowance for bad debt would be less than one half of one percent (.5%) of the receivables listed on the books.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

NOTE C – INTEREST RECEIVABLE

Interest receivable is defined as the current
value of interest amounts due on trade receivables and note receivables.
The interest receivables on these financial statements consist of amounts charged to customers for financing and accrued on liquid assets.  As of
September 30, 2008 and 2007, interest receivables were valued at $0 and $0.

NOTE D - MARKETABLE SECURITIES

The Company's securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities.  Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings.  Net increase (decrease) in marketable securities for the nine months ended September 30, 2008 was $(930) and for 2007 was $10,178.

NOTE E – FIXED ASSETS

Fixed assets consist of vehicles, officer equipment and furniture and organization costs less depreciation.

NOTE F – PREPAID EXPENSES

Prepaid expenses are prepayments made to secure the use of assets or the receipts of services at a future date.  The amounts listed on the financial statements presented as prepaid assets are for insurance contracts that overlap the years presented.

NOTE G  - DEPOSITS

The Company paid CHF 400,000 ($258,550) in September 1999 and January 2000 as a deposit on purchase of Meditecnic, S.A.,

 a non-affiliated research contractor.  As of September 12, 2002 the purchase was completed and Meditecnic, S.A. became a wholly owned subsidiary.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

NOTE G  - DEPOSITS (continued)

In addition the Company placed a CHF 60,000 deposit for the purchase of patents in December 2003 ($38,346) and a CHF

100,000 ($60,390) for the purchase of an additional patent in February 2001.  Additional deposits were made in 2000 toward patent purchases in the amount of $159,814.  All deposits have been classified as patent deposits as the patents from

Meditecnic, SA were purchased by Meditecnic, Inc., prior to the completion of the stock purchase.

NOTE H – PATENTS

Acquisition costs of patents are capitalized.  The Company acquired certain patents by agreement dated March 24, 1998 for a purchase price of CHF 950,000 ($637,260 at the exchange rate in effect on the contract date).  The Company paid all amounts on the contract by July 30, 1998.

These patents will be amortized commencing on commercialization of the patents. Annual taxes and patent license fees and legal costs associated therewith are expensed as incurred.  The continuing carrying value of patents is assessed based upon the Company's operating experience, expected cash flows from related products and other factors as deemed appropriate.

NOTE I - INCOME TAXES

The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts are each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.  As of September 30, 2006 and 2005 there were no deferred tax liabilities or assets. As of September 30, 2008,

 the Company had net operating loss carryforwards for federal purposes of over $150,000. The federal net operating loss carryforward have begun expiring. The utilization of net operating loss carryforwards may be limited under the provisions of

 Internal Revenue Code Section 382 and similar state provisions.

The Company has no U.S. operations and is incorporated in Nevada, which levies no income tax on corporations.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

NOTE J – RESEARCH AND DEVELOPMENT

Research and Development Costs are capitalized on actual costs incurred.  Amortization is calculated on the Net Book Value of the Research and Development item/project, and an amortization rate of 33% (percent) per year.

Other Company sponsored research and development costs related to both present and future products are expensed as incurred.

NOTE K – NOTE RECEIVABLE

Note receivable is comprised on a note in the amount of $3,199,592 loaned in various increments beginning in April 2000 to

 Meditecnic, S.A., which at the time of the loan agreement was an unaffiliated company.   The Company is now a fully owned

 subsidiary of Meditecnic, Inc., which performs research and development for the Company.  The note was due on

December 31, 2002 and bears interest at 5% per annum, payable semi-annually.

As part of the consolidation process the receivables from Meditecnic, SA and the payables to Meditecnic, Inc. related to this footnote were eliminated.

NOTE L – ACCOUNTS PAYABLE

These accounts represent the actual costs of amounts due to Vendors and Suppliers for goods and services received.

NOTE M – ACCRUED PAYROLL TAXES

These accounts represent the actual amounts of unpaid payroll taxes as of the end of each period.

NOTE N – LONG TERM LIABILITIES/POSTPONED STOCKHOLDERS LOANS

These accounts consist of amounts due to stockholders, on which payments have been postponed.  As of the date of these financial statements, Management at Meditecnic is of the opinion that these amounts can be considered as a loss; only a return to a positive Net Stockholders Equity could liberate the postponed amounts.

MEDITECNIC, INC., (A Development
Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

NOTE O - FOREIGN CURRENCY TRANSACTION GAIN (LOSS)

Foreign currency transaction gains and losses result from a change in exchange rates between the functional currency of the Company and the currency in which a foreign transaction is denominated.  These gains or losses are comprised of actual currency gains or losses realized upon settlement or foreign currency transactions and expected (unrealized) currency gains or losses on unsettled foreign currency transactions.

NOTE P - STOCKHOLDERS' EQUITY

In March 1998 the Company effected a placement under Rule 504 of Six Million (6,000,000) shares of common stock and

One Thousand (1,000) shares of Series A Preferred Stock to ten persons for $101,735 and options to purchase One Million

Five Hundred Thousand (1,500,000) shares at $2.00 per share.  The options were exercised in fiscal 1998 for net proceeds of

$2,980,821 (net offering costs).

When the Company changed domicile to Nevada, the capital structure was changed to authorize Fifty Million (50,000,000)

shares of common stock,, $.001 par value, and Ten Million (10,000,000) shares of preferred stock,  $.001 par value.  One

Thousand (1,000) shares of preferred stock have been designed as Class A with the following rights and privileges:

                           - no rights to dividends

                           - no redemption value

                           - liquidation limited to $.01 per share

                           - rights (as a whole) to vote 2/3 (two thirds)

                               of the  members of the  board  of  directors

-no  conversion  rights

-restrictions on transferability

 NOTE Q – COMMITMENTS

The Company has signed a contract with an individual to pay CHF 40,000 for the purchase of the technical and intellectual properties related to the Company's dental and endoscopic business.  The contract also calls for his assistance in the further development of the technology as much as possible over and unspecified period of time.

NOTE R – GOING CONCERN

Under the going concern assumption, an entity is
ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

MEDITECNIC,
INC., (A Development Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

NOTE R – GOING CONCERN (continued)

The Company has had limited operations to date other than the acquisition of the patents and license rights.  In March 1998 the

 Company raised $100,000 in an offering of common stock.  In 2000 the Company sold $3,000,000 in Common Stock.  The

Company is in the research and development stage of its products.

Research and development was carried out by a (previous to the acquisition) non-affiliated entity, Meditecnic SA, on a contract basis. The Company exercised its option to purchase all of the capital stock of Meditecnic SA for CHF 400,000 granted

November 5, 2001, of which CHF 300,000 ($195,720) was paid in November 2001 and is accounted for on the December

31, 2001 balance sheet as a deposit.

The Company has also loaned funds to Meditecnic SA prior to the exercising of the purchase agreement. In addition the

 Company placed a CHF 60,000 deposit for the purchase of patents in December 2000 ($38,346) and a CHF 100,000 ($60,390)

for the purchase of an additional patent in February 2001.  Due to the exercising of the subsidiary stock purchase the intercompany balances have been eliminated.

NOTE S - NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance
with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period
is used to compute basic loss per share.

Basic net loss per common share is based on the
weighted-average number of share of common stock of Seven Million Five Hundred
Twenty Seven Thousand Four Hundred Eighty Five (7,527,485) outstanding.

MEDITECNIC,
INC., (A Development Stage Company)

(Predecessor, Viking Broadcasting
Corporation)

NOTES TO FINANCIAL
STATEMENTS

NOTE T – ACQUISITION

An acquisition of a company occurs when one
enterprise pays cash, or issues stock or debt for all or part of the voting stock of another enterprise. The acquired enterprise remains intact as a separate legal entity. The parent-subsidiary relationship is accounted for as a purchase, and it is referred to as an acquisition.

Meditecnic, S.A. originally authorized and issued
One Hundred (100) bearer shares of stock, which were issued to one (1)
shareholder. These stocks were cancelled as part of the acquisition agreement.
In an acquisition the stock disclosures are presented by retroactively stating the equity accounts as of the earliest period presented to give effect to the new capital structure subsequent to the acquisition.

No additional shares of
stock will be issued as part of this purchase option agreement. Therefore the equity section of the financial statements presented reports the total number of shares issued as of December 31, 2005 as Seven Million Five Hundred Twenty Seven
Thousand Four Hundred Eighty Five (7,527,485) shares of common stock.

Meditecnic, SA had assets
valued at $420,017; therefore the Seven Million Five Hundred Twenty Seven
Thousand Four Hundred Eighty Five (7,527,485) share of common stock on shares of
Meditecnic, SA Corp still issued and outstanding had a value of .0558 cents per share at the date of acquisition.  Meditecnic, Inc. had assets on the books valuing Two Million six Hundred Twenty Thousand Four Hundred Sixty Three
(2,620,463) resulting in a stock value of .348 cents per share prior to the acquisition.

The acquisition resulted in
an increase in the value of the outstanding Seven Million Five Hundred Twenty
Seven Thousand Four Hundred Eighty Five (7,527,485) shares of common stock to
..404 cents per share.  This resulted in a reverse dilution of .056 cents per share equal to a .161 percent dilution.

Per the purchase option
agreement all One Hundred (100) shares of stock were obtained from Meditecnic,
S.A. when the option was exercised on June 6, 2002.  The Company stock was purchased at fair market value.  Therefore, these financial statements are presented as if the acquisition had occurred during the periods presented.

ITEM
14.        CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

               On March 11, 2002 the Registrant's dismissed its former independent accountant Crouch, Bierwolf & Associates

 ("CBA").  The report by CBA on the financial statements of the Registrant dated May 23, 2001, including balance sheets as of December 31, 2000 and 1999 and the statements of operations, cash flows and statement of stockholders' equity for the years ended December 31, 2000 and 1999 and the period inception (March 24, 1988) to December 31, 2000 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.  During the period covered by the financial statements through the date of dismissal of the former accountant,

there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

               The Registrant reported in the above 8-K, as amended, that on March 11, 2002 the Registrant engaged

Tanner +Co., as its new independent accountants. In that Form 8-K, the Registrant stated “ Prior to the  engagement of Tanner + Co., the  Registrant  did not consult with Tanner + Co., on the  application  of accounting  principles to any specific transaction nor the type of audit opinion that  might  be  rendered  on the  Registrant's  financial  statements.

CBA was provided by the disclosure set forth above but failed to respond  to many requests over a period of months that it provide the Registrant with a letter to the effect that it or did not agree with the above statements as far as they related to

CBA. The dismissal of CBA and the subsequent engagement of Tanner + Co. was approved by the board of directors.”

               The engagement of Tanner+Co. did not lead to any substantive work being performed by them.

               On December 27, 2007, the Registrant engaged The Blackwing Group. LLC as its independent auditor.

This engagement was approved by the Board of Directors. Due to the length of time since the financial statements were not audited, and the fact that CBA was no longer in business, and could not supply The Blackwing Group LLC with any information regarding the prior audits, the Registrant determined to cause its financial statements to be reaudited for fiscal 1999 and 2000, and the periodic reports amended for those periods.

Item
15.          EXHIBITS, FINANCIAL
STATEMENTS AND SCHEDULES

The financial statements of the Company for the years ended December 31, 2007 and 2006 and the nine months ended September 30, 2008 and 2007 are filed in Item
13 of this registration statement.  No financial statement schedules are required.

Exhibits.
The following exhibits of the Company are included herein.

Exhibit
No.
Document Description

2.
Charter and Bylaws

2.1          Articles of
Incorporation(1)

2.2          Articles of
Merger(1)

2.3          Bylaws(1)

3.
Instruments Defining the rights of security holders

3.1          Option Agreement with
Laly Limited(1)

3.2          Option Agreement with
OFINCO(1)

5.
Voting Trust Agreement

Not Applicable.

6.
Material Contracts

Not Applicable

7.
Material Foreign Patents

Not Applicable

 (1)          Incorporated by
reference to such exhibit as filed with the Company’s registration statement on
Form 10-SB, File No. 0-23957.

..

 SIGNATURES

Pursuant to the requirements
of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 10, 2009.

MEDITECNIC, INC.

By:       /s/ Dempsey
K.Mork

Dempsey K.Mork

President (Chief Executive Officer)